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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1991 Stock Option Plan of DSP Group, Inc. of our report dated January 22, 2001 (except for Note 9, as to which the date is February 14, 2001), with respect to the consolidated financial statements of DSP Group, Inc. for the two-year period ended December 31, 2000 included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                            /s/ KOST FORER & GABBAY,
                             a member of Ernst & Young International


Tel Aviv, Israel
April 22, 2001